UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 2, 2014

ZAXIS INTERNATIONAL INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-15476

Delaware	68-0080601
(State of Incorporation)	(I.R.S. Employer Identification No.)

7 Jabotinski Street, Suite 5709, Ramat Gan, Israel	52520
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (972) 3-611-6720

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 2, 2014, Zaxis International Inc., a Delaware corporation (the "Registrant") entered into a non-binding Memorandum of Understanding ("MOU") with Artsys 360 Ltd, a private company organized under the laws of the State of Israel ("Artsys"). Artsys is engaged in the development of and owns proprietary innovative radar technologies that have a variety of commercial applications (the "Artsys Technologies").

The MOU provides that the Registrant and Artsys will enter into a reverse merger, subject to a definitive agreement, pursuant to which the Artsys stockholders will exchange their shares in exchange for a number of shares of the Registrant's common stock equal to not less than 51% nor more than 75% of the Registrant's shares (the "Definitive Agreement"). The actual percentage ownership by Artsys stockholders after the reverse merger will be dependent upon achievement of certain commercial milestones to be defined in the Definitive Agreement. In addition, the percentage will be subject to dilution in connection with the: (i) Registrant's issuance of securities in connection with its raise of One Million (US$1,000,000) US Dollars from investors to fund completion of development of the Artsys Technologies; and (ii) Artsys completion of its raise of Four Hundred Fifty Thousand (US$450,000) US Dollars, of which Three Hundred Thousand (US$300,000) US Dollars have been raised as of the date of the MOU.

The Registrant and Artsys will use their best efforts to execute Definitive Agreement within 45 days. The MOU is attached as Exhibit 10.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.1	Memorandum of Understanding dated December 2, 2014, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Jehuda Maimon CEO Jehuda Maimon Date: December 2, 2014